PART C

OTHER INFORMATION

24a.FINANCIAL STATEMENTS

    PART A: Condensed Financial Information

    PART B: WM Life Deferred Variable Annuity Account; WM Life Insurance Company and subsidiary

24b.EXHIBITS

     (1)  Resolution  of the Board of  Directors  of WM Life  Insurance  Company
          authorizing   establishment   of  the  Composite   Deferred   Variable
          Account.1/

     (2) Not applicable.

     (3)  Agent Agreement.3/

     (4)  Specimen Contract.5/

     (5)  Form of application for a Contract.5/

     (6)       (a) Amended  Certificate  of  Incorporation  of WM Life Insurance
               Company.1/

          (b)  By-laws of WM Life Insurance Company.1/

     (7) Not applicable.

     (8) Not applicable.

     (9) (a) Opinion of Sutherland, Asbill & Brennan.2/ (b) Consent of Sutherland, Asbill & Brennan LLP.

     (10) Consent of Independent Auditors

     (11)Not Applicable.

     (12)Agreement to Purchase Shares.2/

     (13)Data Performance Computation Schedules.4/

1/ Filed with the initial registration statement (File No. 33-11011) on December 29, 1986, and incorporated herein by reference.

2/ Filed with Pre-Effective Amendment No. 1 (File No. 33-11011) on April 10, 1987, and incorporated herein by reference.

3/ Filed with Post-Effective Amendment No. 1 (File No. 33-11011) on January 19, 1988, and incorporated herein by reference.

4/ Filed with Post-Effective Amendment No. 3 (File No. 33-11011) on April 29, 1988, and incorporated herein by reference.

5/ Filed with Post-Effective Amendment No. 12 (File No. 33-11011) on April 28, 1995, and incorporated herein by reference.

25. Directors and Officers of the Depositor  (WM Life Insurance Company)

Name and Principal            Position and Offices
 Business Address                With Depositor
 ----------------                --------------
Roger H. Eigsti              Chairman of the Board
Richard E. Zunker            Vice Chairman
Randall H. Talbot            President
John P. Fenlason             Sr. V.P.
Roger F. Harbin              Sr. V.P., Actuary
Rod A. Pierson               Sr. V.P., Secretary
James T. Flynn               V.P., Controller, Asst. Secy.
Michelle M. Kemper           V.P.
Michael J. Kinzer            V.P., Chief Actuary
George C. Pagos              V.P., Assoc. General Counsel,  Assistant Secretary
Ronald L. Spaulding          V.P. Treasurer
Stephen D. Collier           Asst. Secy.
Ray M. Egan                  Asst. Secy.
David W. Kraft               Asst. Secy.
H. Paul Lowver               Asst. Secy.
Daniel B. Schaaf             Asst. Secy.
George P. Yonker             Asst. Secy.
Bradford K. Young            Asst. Secy.
Donald S. Chapman            Director
Boh A. Dickey                Director
Dale E. Lauer                Director
James W. Ruddy               Director
W. Randall Stoddard          Director

The principal business address of the foregoing, for business relating to the Depositor, is 15411 NE 51st Street, Redmond, Washington 98052

26. Persons Controlled by or Under Common Control With Depositor or Registrant

Excluding inactive or dormant subsidiaries:

SAFECO Corporation, a Washington Corporation, owns 100% of the following Washington corporations: SAFECO Insurance Company of America, General Insurance Company of America, First National Insurance Company of America, SAFECO Life Insurance Company, SAFECO Assigned Benefits Service Company, SAFECO Administrative Services, Inc., SAFECO Properties Inc., SAFECO Credit Company, Inc., SAFECO Asset Management Company, SAFECO Securities, Inc., SAFECO Services Corporation, SAFECO Trust Company and General America Corporation. SAFECO Corporation owns 100% of SAFECO National Insurance Company, a Missouri corporation, SAFECO Insurance Company of Illinois, an Illinois corporation and SAFECO Insurance Company of Pennsylvania, a Pennsylvania corporation. SAFECO Insurance Company of America owns 100% of SAFECO Surplus Lines Insurance Company, a Washington corporation, and Market Square Holding, Inc., a Minnesota corporation. SAFECO Life Insurance Company owns 100% of SAFECO National Life Insurance Company, a Washington corporation, ^ First SAFECO National Life Insurance Company of New York, a New York corporation, and WM Life Insurance Company, an Arizona corporation. WM Life Insurance Company owns 100% of Empire Life Insurance Company, a Washington corporation. SAFECO Administrative Services, Inc. owns 100% of Employee Benefit Claims of Wisconsin, Inc. and
Wisconsin Pension and Group Services, Inc., each a Wisconsin corporation. General America Corporation owns 100% of COMAV Managers, Inc., an Illinois corporation, F.B. Beattie & Co., Inc., a Washington corporation, General America Corp. of Texas, a Texas corporation, Talbot Financial Corporation, a Washington corporation, Goldware & Taylor Insurance Service, a California corporation and SAFECO Select Insurance Services, Inc., a California corporation. F.B. Beattie & Co., Inc. owns 100% of F.B. Beattie Insurance Services, Inc., a California corporation. General America Corp. of Texas is Attorney-in-fact for SAFECO Lloyds Insurance Company, a Texas corporation. Talbot Financial Corporation owns 100% of Talbot Agency, Inc., a New Mexico corporation. Talbot Agency, Inc. owns 100% of PNMR Securities, Inc., a Washington corporation. SAFECO Properties Inc. owns 100% of the following, each a Washington corporation: SAFECARE Company, Inc. and Winmar Company, Inc. SAFECARE Company, Inc. owns 100% of the following, each a Washington corporation: RIA Development, Inc., S.C. Arkansas, Inc., S.C. Bellevue/Lynn, S.C. Bellevue, Inc., S.C. Everett, Inc., S.C. Everett/Lynn, S.C. Lynden, Inc., S.C. Lynden/Lynn, S.C. Marysville, Inc., S.C. Northgate, Inc., S.C. Northgate/LR1, L.L.C., S.C. Vancouver, Inc., S.C. Vancouver/Lynn (Joint Venture), SAFECARE S.C. Bakersfield, Inc. and SAFECARE S.C. Bakersfield/Lynn Limited Partnership. SAFECARE Company, Inc. owns 50% of Lifeguard Ventures, Inc., a California corporation, and S.C. River Oaks, Inc., a Washington corporation. Winmar Company, Inc. owns 100% of the following: C-W Properties, Inc., Gem State Investors, Inc., Kitsap Mall, Inc., WNY Development, Inc., Winmar Cascade, Inc., Winmar Metro, Inc., Winmar Northwest, Inc., Winmar Redmond, Inc. and Winmar of Kitsap, Inc., each a Washington corporation, and Capitol Court Corp., a Wisconsin corporation, SAFECO Properties of Boise, Inc., an Idaho corporation, SCIT, Inc., a Massachusetts corporation, Valley Fair
Shopping Centers, Inc., a Delaware corporation, WDI Golf Club, Inc., a California corporation, Winmar Oregon, Inc., an Oregon corporation, Winmar of Texas, Inc., a Texas corporation, and Winmar of the Desert, Inc., a California corporation. Winmar Oregon, Inc. owns 100% of the following, each an Oregon corporation: North Coast Management, Inc., Pacific Surfside Corp., Winmar of Jantzen Beach, Inc. and W-P Development, Inc., and 100% of the following, each a Washington corporation: Washington Square, Inc. and Winmar Pacific, Inc.

SAFECO Corporation, a Washington corporation, owns 100% of American States Financial Corporation, an Indiana corporation. American States Financial
Corporation owns 100% of American States Insurance Company, an Indiana corporation. American States Insurance Company owns 100% of the following
Indiana corporations: American Economy Insurance Company, American States Preferred Insurance Company, American States Life Insurance company, and City Insurance Agency, Inc. American States Insurance Company owns 100% of Insurance Company of Illinois, an Illinois corporation, and American States Lloyds Insurance Company, a Texas corporation. American Economy Insurance Company owns 100% of American States Insurance Company of Texas, a Texas corporation.

27. Number of Contract Owners


     As of December 31, 1997: Qualified contracts,      166
                              Non-qualified contracts, 2131.


28. Indemnification

The Company indemnifies actions against all officers, directors and employees to the full extent permitted by the Arizona Business Corporation Act (as limited by the Investment Company Act of 1940). This includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative. Such indemnification includes expenses, judgments, fines and amounts paid in settlement of such actions, suits or proceedings.

29a.Relationship of Principal Underwriter to Other Investment Companies

Composite Funds Distributor, Inc., the principal underwriter of the Depositor, is also principal underwriter for the following investment companies:


Composite Research & Management, Inc. (The name of this investment company was changed to WM Advisors, Inc. on March 20, 1998.)


29b.Principal Underwriters


The principal underwriter for the Registrant is Composite Funds Distributor, Inc. which also serves in the same capacity for the investment company identified in Item 29a.

Business and other connections of the underwriter were most recently filed on Form BD, CRD 599, with the National Association of Securities Dealers on March 24, 1998, and are incorporated herein by reference.

29c.Compensation of Composite Funds Distributor, Inc.

The following commissions and other compensation were received by each principal underwriter, directly or indirectly, from the Registrant during the Registrant's last fiscal year (1997):

      (1)              (2)             (3)              (4)             (5)
                                       Net
    Name of                        Underwriting
   Principal       Discount and    Compensation      Brokerage
  Underwriter       Commissions    on Redemption    Commissions    Compensation

Composite Funds
Distributor, Inc.   $787,040.00          0               0               0


30. Location of Accounts and Records

Roger Harbin
SAFECO Life Insurance Company
15411 NE 51st Street
Redmond, Washington  98052

31. Management Services

No management related services are provided to the Registrant, except as discussed in Parts A and B.

32. Undertakings

(a) A post-effective amendment to this registration statement will be filed as frequently as is necessary to ensure that the audited financial statements in the registration statement are never more than 16 months old for so long as payments under the variable annuity contracts may be accepted.

(b) Any application to purchase a contract offered by the prospectus will include a space that an applicant can check to request a Statement of Additional Information.

(c) Any Statement of Additional Information and any financial statements required to be made available under this form will be delivered promptly upon written or oral request.

(d) WM Life Insurance Company hereby represents that the fees and charges deducted under the Contracts, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by WM Life Insurance Company.

     As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets the requirements of Rule 485(b) for immediate effectiveness and has caused this Registration Statement to be signed on its behalf, in the City of Redmond, and State of Washington, on this 30th day of April, 1998.

                                     WM LIFE DEFERRED VARIABLE ANNUITY ACCOUNT
                                     (Registrant)

                                     WM LIFE INSURANCE COMPANY
                                    (Depositor)
(SEAL)

Attest: /s/ Rod A. Pierson                  By:  /s/Randall Talbot
        -------------------------------          ----------------------------
        Rod A. Pierson                           Randall Talbot

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following Directors and Officers of WM Life Insurance Company.

/s/ Roger H. Eigsti          4/30/98   Chairman of the Board
------------------------------------
Roger H. Eigsti                 Date


/s/ Randall H. Talbot        4/30/98   President
------------------------------------
Randall H. Talbot               Date


/s/ James T. Flynn           4/30/98   V.P., Controller, Asst. Secy.
------------------------------------
James T. Flynn                  Date


/s/ Ronald L. Spaulding      4/30/98   V.P. Treasurer
------------------------------------
Ronald L. Spaulding             Date


/s/ Donald S. Chapman        4/30/98   Director
------------------------------------
Donald S. Chapman               Date


/s/ Boh A. Dickey            4/30/98   Director
------------------------------------
Boh A. Dickey                   Date


/s/ Dale E. Lauer            4/30/98   Director
------------------------------------
Dale E. Lauer                   Date


/s/ James W. Ruddy           4/30/98   Director
------------------------------------
James W. Ruddy                  Date


/s/ W. Randall Stoddard      4/30/98   Director
------------------------------------
W. Randall Stoddard             Date

                                INDEX TO EXHIBITS

Exhibit No.                 Exhibit Description
-----------                 -------------------

23.9(b)                     Consent of Sutherland, Asbill & Brennan

23.10                       Consent of Independent Auditors